                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement                 RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           SCC COMMUNICATIONS CORP.
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       [LOGO OF SCC COMMUNICATIONS CORP.]

                            SCC COMMUNICATIONS CORP.

                 Notice of 1999 Annual Meeting of Stockholders

Dear Stockholder:

     We invite you to attend our 1999 Annual Meeting of Stockholders, which is being held as follows:

         Date:      Thursday, December 2, 1999
         Time:      8:30 A.M.
         Location:  Denver International Airport Courtyard
                    Hotel
                    6901 Tower Road
                    Denver, Colorado

     At the Annual Meeting, we will ask you and our other stockholders to:

  .  elect six directors to one-year terms;

  .  ratify the appointment of Arthur Andersen LLP as our independent auditors;
     and

  .  consider any other business properly presented at the Annual Meeting.

     You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you complete and return the enclosed proxy card promptly in the enclosed addressed, stamped envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on October 18, 1999 may vote at the Annual Meeting.

                                          By order of the board of directors,



                                            /s/ George K. Heinrichs
                                                George K. Heinrichs
                                          President and Chief Executive
                                           Officer

Boulder, Colorado
November 10, 1999

                                PROXY STATEMENT
                                    FOR THE
                            SCC COMMUNICATIONS CORP.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                               Table of Contents

                                                                          Page
                                                                          ----
Information About the Annual Meeting:
This Proxy Solicitation..................................................   1
How to Vote..............................................................   1
Quorum Required to Transact Business.....................................   1
1998 Annual Report on Form 10-K..........................................   2

Discussion of Proposals:
Proposal to Elect Six Directors..........................................   2
Proposal to Ratify Independent Auditors..................................   3
Other Matters............................................................   3
Stockholder Proposals for 2000 Annual Meeting............................   3

Information About Directors:
Meetings of the Board of Directors.......................................   4
Committees of the Board of Directors.....................................   4
Compensation of Directors................................................   4

Information About Executive Officers:
Background Information About Executive Officers..........................   5
Compensation of Executive Officers ......................................   5
 Compensation Earned.....................................................   5
 Option Exercises and Holdings...........................................   6
 Employment and Severance Arrangements ..................................   6
 Compensation Committee Interlocks and Insider Participation.............   6
 Management Incentive Compensation Plan..................................   6
 Compensation Committee Report on Executive Compensation.................   7

Information About Related-Party Transactions.............................   9

Information About Common Stock Ownership and Performance:
Stock Owned by Directors, Executive Officers and Greater-than-5%
 Stockholders............................................................  10
Compliance with Reporting Requirements...................................  11
Stock Performance Graph..................................................  12

                      Information about the Annual Meeting

This Proxy Solicitation

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting, including any adjournment or postponement of the Annual Meeting.

  . This proxy statement summarizes information about the proposal to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

  . The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

We will pay the cost of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by mail, telephone or telegraph. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to beneficial owners of those shares. We have not retained the services of any proxy solicitation firm to assist us in this solicitation.

We mailed this proxy statement and the enclosed proxy card to stockholders for the first time on or about November 10, 1999.

How to Vote

You are entitled to one vote at the Annual Meeting for each share of common stock registered in your name at the close of business on October 18, 1999.

You may vote your shares at the Annual Meeting in person or by proxy:

  . To vote in person, you must attend the Annual Meeting, and then complete and submit the ballot provided at the Annual Meeting.

  . To vote by proxy, you must complete and return the enclosed proxy card. Your proxy will be valid only if you sign, date and return it before the Annual Meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the Annual Meeting in the manner you specify in the proxy card. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares for each of the proposals. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner.

If you complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

  . send written notice to Carol Nelson, our Chief Financial Officer, at our address set forth on the Notice appearing before this proxy statement;

  .  send us another signed proxy with a later date; or

  . attend the Annual Meeting, notify Ms. Nelson that you are present, and then vote in person.

Quorum Required to Transact Business

At the close of business on October 18, 1999, 11,051,947 shares of common stock were outstanding. Our by-laws require that a majority of the common stock be represented, in person or by proxy, at the Annual Meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists.

1998 Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the year ended December 31, 1998 with the SEC on March 31, 1999. Stockholders may obtain a copy of this report, without charge, by writing to Carol Nelson, Chief Financial Officer, at our address set forth on the Notice appearing before this proxy statement.

                            Discussion of Proposals

Proposal to Elect Six Directors

One of the proposals on the agenda for the Annual Meeting is the election of six persons to serve as directors for one-year terms beginning at the Annual Meeting and ending at the 2000 Annual Meeting of Stockholders.

The board of directors has nominated George Heinrichs, Stephen James, David Kronfeld, Mary Beth Vitale, Winston Wade and Darrell Williams for election as directors. Brief biographies of the nominees, as of October 28, 1999, follow. You will find information about the nominees' holdings of common stock on page 10.

 George K. Heinrichs A co-founder of SCC, Mr. Heinrichs has served as our
                     President and one of our directors since 1979 and as our Chief Executive Officer since 1995. Mr. Heinrichs is 42 years old.

 Stephen O. James    Mr. James has served as one of our directors since October
                     1999. Mr. James has been an independent executive business consultant since 1993. From 1984 to 1993, Mr. James was
                     President and Chief Executive Officer of Biomagnetic
                     Technologies, Inc. Mr. James is 55 years old.

 David Kronfeld      Mr. Kronfeld has served as one of our directors since
                     March 1998, and previously served as one of our directors
                     from February 1992 to June 1996. Mr. Kronfeld has been a
                     manager of JK&B Management L.L.C. since its founding in
                     October 1995. Since 1989, Mr. Kronfeld has been a general
                     partner of Boston Capital Ventures Limited Partnership,
                     Boston Capital Ventures II Limited Partnership, Boston
                     Capital Ventures III L.P. and Boston Capital Ventures, all
                     of which are venture capital funds. Mr. Kronfeld currently serves as a director of 21st Century Telecom Group, Inc.,
                     MGC Communications, Inc. and Phone.com, Inc. Mr. Kronfeld
                     is 51 years old.

 Mary Beth Vitale    Ms. Vitale has served as one of our directors since
                     October 1999. Since December 1998, Ms. Vitale has been the
                     President and Chief Operating Officer of RMI.NET.
                     Ms. Vitale was the President-Western States for AT&T in
                     1997 and held several positions, including Vice President
                     and Corporate Officer, Local Service Organization, Western
                     Region for AT&T from 1994 to 1996. From 1989 to 1994, Ms.
                     Vitale, held several positions with U.S. West, including
                     Vice President of Marketing. Ms. Vitale currently serves
                     as a Director of RMI.NET. Ms. Vitale is 45 years old.

 Winston J. Wade     Mr. Wade has served as one of our directors since October
                     1999. Mr. Wade was the Chief Executive Officer of MediaOne
                     Malaysia from 1997 to 1999 and the Managing Director of
                     MediaOne India, BPL/US West from 1996 to 1997. From 1981
                     through 1995, Mr. Wade held several positions with US
                     West, including Vice President-Network Operations, Vice
                     President-Network Infrastructure, Vice President-Technical
                     Services and President-Information Technologies Group. Mr.
                     Wade currently serves as a director of Transcrypt
                     International, Inc. and AmeritasAcacia. Mr. Wade is 60
                     years old.

 Darrell A. Williams Mr. Williams has served as one of our directors since
                     February 1998. Since January 1995, Mr. Williams has been the Vice President, Venture Capital of the Ameritech
                     Development Corporation, which was acquired by SBC
                     Communications Inc. in October 1999. From 1992 to January
                     1995, Mr. Williams was Director, Investment Acquisitions and Divestitures of Ameritech Corporation. Mr. Williams is
                     40 years old.

If for any reason any of the nominees becomes unavailable for election, the persons designated in the proxy card may vote the proxy for the election of a substitute. All of the nominees have consented to serve as directors if elected, and the board of directors has no reason to believe that any of the nominees will become unavailable for election.

The six nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions or broker non-votes when we tabulate votes cast for the election of directors.

The board of directors recommends that you vote FOR the election of each of the nominees named above.

Proposal to Ratify Independent Auditors

The board of directors has appointed the firm of Arthur Andersen LLP, our current independent auditors, to serve in the same capacity for the year ending December 31, 1999, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP.

In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board of directors believes that such a change would be in the best interests of SCC and our stockholders.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The board of directors recommends that you vote FOR the ratification of the selection of Arthur Andersen LLP to serve as our independent auditors for the year ending December 31, 1999.

Other Matters

Neither we nor the board of directors intends to propose any matters at the Annual Meeting other than the election of directors and the ratification of our independent auditors. Neither we nor our board knows of any matters to be proposed by others at the Annual Meeting.

Stockholder Proposals for 2000 Annual Meeting

A stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders for inclusion in our 2000 proxy statement must submit the proposal by February 16, 2000. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the Notice appearing before this proxy statement.

In addition, in accordance with our by-laws, a stockholder wishing to bring an item of business before the 2000 Annual Meeting must deliver notice of the item of business to us at our principal offices by no later than February 16, 2000 even if the item is not to be included in our proxy statement.

                          Information About Directors

Meetings of the Board of Directors

The board of directors held 11 meetings and acted by unanimous written consent 4 times during 1998. Each director attended at least 75% of the board meetings.

Committees of the Board of Directors

The board of directors has appointed an audit committee and a compensation committee. It has not appointed a standing nominating committee.

The audit committee met once during 1998. The audit committee:

  . reviews the scope and results of the annual audit of our consolidated financial statements conducted by our independent accountants;

  .  reviews the scope of other services provided by independent auditors;

  . reviews proposed changes in our financial and accounting standards and principles and in our policies and procedures for our internal accounting, auditing and financial controls; and

  . makes recommendations to the board of directors on the engagement of the independent accountants.

The audit committee consists of David Kronfeld and Darrell Williams, each of whom attended the meeting of the audit committee in 1998.

The compensation committee met twice during 1998. The compensation committee:

  . reviews and acts on matters relating to compensation levels and benefits plans for our executive officers and key employees; and

  . is responsible for granting stock options and other awards to be made under our existing incentive compensation plans.

The compensation committee consists of Darrell Williams. From April 1998 through June 1999, the compensation committee was composed of two directors, Mr. Williams and John G. Hill. Mr. Hill retired from the board of directors in June 1999. From January 1998 to April 1998, the compensation committee was composed of George Heinrichs and Mr. Hill.

Compensation of Directors

We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the board and committees of the board. In addition, all board members are eligible for compensation equal to $1,000 for each board meeting attended in person and $500 for each telephonic board meeting. Such compensation is payable in cash or stock at the director's discretion. Board members may be paid additional amounts for consulting services that extend beyond their normal Board duties, although no such payments were made to date.

                      Information About Executive Officers

Background Information About Executive Officers

Brief biographies of our executive officers, as of October 28, 1999, follow. You will find information about their holdings of common stock on page 10.

 George K. Heinrichs                   You will find background information
 President and Chief Executive Officer about Mr. Heinrichs on page 3.

 Carol Nelson                          Ms. Nelson has served as our Chief
 Chief Financial Officer               Financial Officer since July 1999. From
                                       May 1994 to July 1999, Ms. Nelson was
                                       SCC's Controller and then Director of
                                       Finance except during the period October
                                       1996 to October 1997, during which time
                                       she was the Director of Accounting at
                                       Coram Healthcare. From June 1987, to May
                                       1994, Ms. Nelson worked at Arthur
                                       Andersen, LLP in various rolls, the
                                       latest of which was Audit Manager. Ms.
                                       Nelson is 34 years old and is a CPA.

Compensation of Executive Officers

Compensation Earned

The following table sets forth the compensation earned during the year ended December 31, 1998 by our named officers, who consist of our chief executive officer and our two other executive officers who earned more than $100,000 in salary and bonus in either 1997 or 1998.

                           SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                                                                 Compensation
                                                                 ------------
                                                                    Awards
                                                                 ------------
                                            Annual Compensation   Securities
                                            --------------------  Underlying
     Name and Principal Position       Year Salary($)  Bonus($)    Option(#)
-------------------------------------  ---- ---------- --------- ------------
George K. Heinrichs                    1998 $ 233,333  $  84,812       --
President and Chief Executive Officer  1997   173,746    180,000    66,667

John J. Sims                           1998   233,333     65,965       --
Chief Operating Officer                1997   225,000    100,000   120,000

Nancy K. Hamilton                      1998   179,167     47,118       --
Senior Vice President and Chief
 Financial Officer                     1997   148,750    100,000    57,333

Bonuses included in 1998 were earned in 1998 but paid in 1999.

Mr. Sims resigned in February 1999, and Ms. Hamilton resigned in May 1999.

Option Exercises and Holdings

The following table sets forth information regarding exercises of stock options during the year ended December 31, 1998 and exercisable and unexercisable options held as of December 31, 1998 by each of the named officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                 Number of Securities             Value of Unexercised
                       Shares                   Underlying Unexercised            In-the-Money Options
                      Acquired               Options at Fiscal Year-End(#)        at Fiscal Year-End($)
                         on         Value    --------------------------------   -------------------------
Name                 Exercise(#) Realized($)  Exercisable      Unexercisable    Exercisable Unexercisable
----                 ----------- ----------- --------------   ---------------   ----------- -------------
George K. Heinrichs       --           --        262,009            74,290       $912,490      $44,364
John J. Sims              --           --        125,239           104,820        212,640       73,084
Nancy K. Hamilton      15,000     $168,750       113,319            46,831        311,949       77,305

The value realized by Ms. Hamilton on her option exercise equals the total market price of the shares purchased, based on the last sale price of the common stock on the Nasdaq National Market on the exercise date, minus the total exercise price paid for those shares.

The value of each unexercised option is based on a market price of $4.688 per share, the last sale price of the common stock on the Nasdaq National Market on December 31, 1998, minus the per share exercise price, multiplied by the number of shares underlying the option.

Employment and Severance Arrangements

Until her resignation in May 1999, Nancy Hamilton was employed as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement with us dated February 9, 1999. Under the employment agreement, Ms. Hamilton is working as a part-time employee of SCC until May 2000, in exchange for the continuation of her base salary and benefits.

Compensation Committee Interlocks and Insider Participation

The compensation committee currently consists solely of Darrell Williams. Mr. Williams has never been an officer or employee of SCC. From April 1998 through June 1999, the compensation committee consisted of Mr. Williams and John Hill, who resigned from the board in June 1999. From January 1998 to April 1998, the compensation committee consisted of George Heinrichs and Mr. Hill. Mr. Heinrichs has been one of our executive officers since 1979.

None of the named officers or our current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board or compensation committee.

Management Incentive Compensation Plan

In early 1998, the compensation committee approved the management incentive compensation plan, under which the named officers were eligible to receive bonus payments. At the beginning of the year, the compensation committee established and approved financial objectives for each participant in the program. These objectives require that we achieve a minimum performance level before any bonus could be earned by a participant. Thereafter, an established progression rewarded higher levels of achievement with greater bonus payments. Aggregate bonuses payable under the management incentive compensation plan were limited to a pre-determined percentage of each participant's salary. We exceeded the minimum performance levels in the first and second quarters of 1998, and as a result, the named officers received bonuses as specified under "--Compensation Earned."

Compensation Committee Report on Executive Compensation

The compensation committee reviews and acts on matters relating to compensation levels and benefits plans for our executive officers and key employees. The compensation committee also provides for grants of stock awards, stock options, stock appreciation rights and other awards to be made under our existing incentive compensation plans.

General Compensation Policy. The fundamental policy of the compensation committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. The compensation committee's objective is to have a portion of each executive officer's compensation contingent on our performance as well as on the executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary, which principally reflects an executive officer's performance and is designed primarily to be competitive with salary levels in the industry; (2) bonus, which principally reflects our performance; and (3) long-term incentive compensation, which strengthens the mutuality of interests between our executive officers and stockholders.

Factors. The principal factors that the compensation committee considered in ratifying the components of each executive officer's compensation package for 1998 are summarized below. The compensation committee may apply entirely different factors in advising the chief executive officer and the board of directors with respect to executive compensation for future years.

  . Base Salary. The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate.

  . Bonus. The suggested bonus for each executive officer is determined on the basis of our performance, personal performance, and the bonus levels in effect for comparable positions within and without the industry. The compensation committee establishes maximum annual bonus amounts for each executive officer based on the bonus levels for comparable positions, and earned bonus amounts are based on performance results. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate. In addition, the compensation committee may from time to time award additional cash bonuses when it determines those bonuses to be in our best interest.

  . Long-Term Incentive Compensation. Long-term incentives are provided primarily through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage SCC from the perspective of an owner with an equity stake. Each option grant allows the executive officer to acquire shares of the common stock at a fixed price per share, typically equal to the market price on the grant date, over a specified period of time of up to ten years. Options generally become exercisable in installments over a 50-month period, contingent upon an executive officer's continued employment with SCC. Accordingly, an option grant generally provides a return to the executive officer only if the executive officer remains employed by us during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the executive officer's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The compensation committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. The compensation committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers. No stock options were granted to executive officers in 1998.

CEO Compensation. SEC regulations require the board of directors to disclose the basis for compensation paid to George Heinrichs, our President and Chief Executive Officer, in 1998 and to discuss the relationship between our performance and Mr. Heinrichs' performance in 1998. In advising the board with respect to Mr. Heinrichs' compensation, the compensation committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and by companies outside of the industry with which we compete for executive talent. The base salary established for Mr. Heinrichs for 1998 on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by our performance factors.

Compliance with Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code, we are not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1,000,000 per officer in any year. This limitation applies to all compensation paid to the covered executive officers that is not considered to have been performance based. The management incentive compensation plan contains provisions intended to ensure that any compensation deemed paid in connection with the exercise of stock options granted under the plan with an exercise price equal to the market price of the common stock on the grant date will qualify as performance-based compensation. The compensation committee does not expect that the compensation that will be paid to any of our executive officers during 1999 will exceed $1,000,000.

                                         COMPENSATION COMMITTEE
                                         Darrell A. Williams

                  Information About Related-Party Transactions

Our certificate of incorporation generally eliminates directors' personal liability to us and our stockholders for monetary damages for breaches of fiduciary duties. The certificate of incorporation does not eliminate or limit the personal liability of a director for (1) any breach of the director's duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (3) any unlawful payment of dividends or unlawful stock repurchase or redemption or (4) any transaction from which the director derived an improper personal benefit.

Our by-laws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and that we may indemnify our other officers, employees and agents as set forth in the Delaware General Corporation Law. In addition, effective June 23, 1998, we entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require us to indemnify our directors and executive officers against specified liabilities that may arise by reason of their status or service as directors or executive officers of SCC or other entities to which they provide service at our request. The indemnification agreements also require that we advance expenses to our directors and executive officers incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification agreements do not provide indemnification for liabilities arising from intentional or knowing and culpable violations of law. We intend to execute similar indemnification agreements in the future with other individuals who become directors or executive officers of SCC. We believe the indemnification agreements are desirable to attract and retain qualified directors and executive officers. We have obtained an insurance policy covering our directors and officers for claims that they may otherwise be required to pay or for which we are required to indemnify them.

We provide 9-1-1 operations support systems, or OSS, services pursuant to a 9-1-1 service agreement dated August 31, 1994 with Ameritech Information Systems. Under a master lease dated March 11, 1996, we lease personal property from Ameritech Credit Corporation. Additionally, we have entered into a consulting agreement dated October 27, 1997 with Ameritech Mobile Communications, under which we performed a market survey regarding the provision of 9-1-1 services to cellular telephone subscribers. Ameritech Information Systems, Ameritech Credit Corporation and Ameritech Mobile Communications are affiliates of Ameritech Development Corp., which beneficially owned approximately 14.9% of our common stock as of September 30, 1999. Under these agreements, we received net proceeds of approximately $6,735,000 in 1998, $6,959,000 in 1997 and $6,606,000
in 1996.

We believe that the terms of the transactions described above were no less favorable to us than would have been obtained from an unaffiliated third party. Any further transactions between us and any of our officers, directors or principal stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the board of directors.

            Information About Common Stock Ownership and Performance

Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders

The following table sets forth certain information as of September 30, 1999, with respect to the beneficial ownership of the common stock by (1) each person that we know owns of record or beneficially more than 5% of the outstanding common stock, (2) each of the named officers, (3) each director, and (4) all current executive officers and directors as a group.

In accordance with SEC rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power and any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after September 30, 1999 through the exercise of any stock option. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 11,051,068 shares of common stock outstanding as of September 30, 1999. Except as noted, the address of each of our executive officers and directors is in care of SCC Communications Corp., 6285 Lookout Road, Boulder, Colorado 80031.

                                                 Shares Beneficially Owned
                                                 -----------------------------
Name and Address of Beneficial Owner                Number         Percent
------------------------------------             --------------- -------------
David Kronfeld (1).............................        2,004,492        18.1%
Boston Capital Ventures Limited Partnership
 (2)...........................................        1,747,658        15.8
  45 School Street
  Boston, Massachusetts 02109
Ameritech Development Corporation (3)..........        1,645,214        14.9
  30 S. Wacker Drive, 37th Floor
  Chicago, Illinois 60606
Darrell A. Williams (3)........................        1,645,214        14.9
The Hill Partnership III (4)...................        1,194,932        10.8
  885 Arapahoe
  Boulder, Colorado 80302
Joel M. Greenblatt (5).........................          595,000         5.4
  100 Jericho Quadrangle, Suite 212,
  Jericho, NY 11753
George A. Heinrichs (6)........................          467,979         4.1
Nancy K. Hamilton (7)..........................          131,851         1.2
  5755 Central Avenue
  Boulder, Colorado 80301
John J. Sims (8)...............................           53,982           *
  110 Wild Basin Road
  Austin, Texas 78746
Stephen O. James
Mary Beth Vitale
Winston J. Wade
All directors and executive officers as a group
 (7 persons) (9)...............................        4,131,302        36.4

--------
*  Less than 1%.

(1) Includes 264,016 shares held by Boston Capital Ventures, Limited Partnership, 264,016 shares held by Boston Capital Ventures II, Limited Partnership, 1,219,626 shares held by Boston Capital Ventures III Limited Partnership, 171,223 shares held by JK&B Capital Limited Partnership and 85,611 shares held by JK&B Capital II Limited Partnership. The general partner of Boston Capital Ventures Limited Partnership is BC&V Limited Partnership. The general partner of Boston Capital Ventures II Limited Partnership is Boston Capital Partners II. The general partner of Boston Capital Ventures III Limited Partnership is BD

   Partners Limited Partnership. David Kronfeld, a director of SCC, is a general partner of certain of the entities associated with the Boston Capital Ventures entities. The general partner of JK&B Capital Limited Partnership and of JK&B Capital II Limited Partnership is JK&B Management LLC and Mr. Kronfeld is the manager of JK&B Management LLC. Mr. Kronfeld disclaims beneficial ownership of any of the shares owned by Boston Capital Ventures Limited Partnership, Boston Capital Ventures II Limited Partnership, Boston Capital Ventures III Limited Partnership, JK&B Capital Limited Partnership and JK&B Capital II Limited Partnership, except to the extent of his pecuniary interest in certain of such entities.

(2) Includes 264,016 shares held by Boston Capital Ventures, Limited Partnership, 264,016 shares held by Boston Capital Ventures II, Limited Partnership and 1,219,626 shares held by Boston Capital Ventures III Limited Partnership. The general partner of Boston Capital Ventures Limited Partnership is BC&V Limited Partnership. The general partner of Boston Capital Ventures II Limited Partnership is Boston Capital Partners II. The general partner of Boston Capital Ventures III Limited Partnership is BD Partners Limited Partnership. David Kronfeld, a director of SCC, is a general partner of certain of the entities associated with the Boston Capital Ventures entities. Mr. Kronfeld disclaims beneficial ownership of any of the shares owned by Boston Capital Ventures Limited Partnership, Boston Capital Ventures II Limited Partnership and Boston Capital Ventures III Limited Partnership, except to the extent of his pecuniary interest in certain of such entities.

(3) Ameritech Development Corporation is a wholly owned subsidiary of Ameritech Corporation which was acquired by SBC Communications Inc. in October 1999. Darrell Williams, a director of SCC, is a Vice President of Ameritech Development Corporation. As of September 30, 1999, Ameritech Corporation, as the sole stockholder of Ameritech Development Corporation, had voting and investment control over the shares held by Ameritech Development Corporation. Mr. Williams disclaims beneficial ownership of such shares.

(4) The general partner of the Hill Partnership III, L.P. is Hill Carman Ventures, L.P. John Hill and Carl Carman are the general partners of Hill Carman Ventures, L.P. and have joint voting and investment control over the shares held by the Hill Partnership III, L.P. Mr. Hill and Mr. Carman disclaim beneficial ownership of such shares except to the extent of their pecuniary interest in Hill Carman Ventures, L.P. Mr. Hill resigned from the board of directors effective June 17, 1999.

(5) Based on a Schedule 13G dated October 2, 1998 and filed with the SEC on October 14, 1998. Shares reported for Joel Greenblatt represent shares beneficially owned by Gotham Capital V, LLC, which may be deemed to be controlled by Mr. Greenblatt as the manager thereof.

(6) Includes options to purchase 293,688 shares of common stock exercisable within 60 days of September 30, 1999. Includes 1,539 shares held by Mr. Heinrichs' minor daughter and 1,539 shares held by Mr. Heinrichs' minor son.

(7) Includes options to purchase 111,851 shares of common stock exercisable within 60 days of September 30, 1999. Ms. Hamilton resigned as our Chief Financial Officer effective May 20, 1999.

(8) Includes options to purchase 49,067 shares of common stock exercisable within 60 days of September 30, 1999. Mr. Sims resigned as our Chief Operating Officer effective February 26, 1999.

(9) Also includes options to purchase 301,740 shares of common stock which are exercisable within 60 days of September 30, 1999. See Notes (1), (3) and
    (6).

Compliance with Reporting Requirements

Section 16(a) of the Securities Exchange Act requires our executive officers, our directors and persons who own more than ten percent of a registered class of our equity securities, to file changes in ownership on Form 4 or 5 with the SEC. These executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these forms, we believe that all Section 16(a) reports applicable to our executive officers, directors and ten-percent stockholders with respect to reportable transactions during the fiscal year ended December 31, 1998 were filed on a timely basis.

Stock Performance Graph

The graph depicted below shows a comparison of cumulative total stockholder returns for us, the Nasdaq Stock Market-US Index and a stock index comprised of companies in a line of business similar to our during the same period.

                             [GRAPH APPEARS HERE]

                     SCC            NASDAQ            NASDAQ
                Communications       Stock       Computer and Data
                    Corp.        Market (U.S.)   Processing Stocks

6/24/1998          $   100          $   100           $   100
12/31/1998         $    34          $   118           $   124

The graph covers the period from June 24, 1998, the initial date of the registration of our common stock under the Securities Exchange Act, to December 31, 1998. The graph assumes that $100 was invested on June 24, 1998 in our common stock and in each index, and that any dividends were reinvested. No cash dividends have been declared on our common stock.

                                          THE BOARD OF DIRECTORS
                                          SCC COMMUNICATIONS CORP.

Dated: November 10, 1999

                              Please detach here

                            SCC COMMUNICATIONS CORP.
                                     PROXY

                Annual Meeting of Stockholders, December 2, 1999

         This Proxy is Solicited on Behalf of the Board of Directors of
                            SCC Communications Corp.

  The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 1999 Annual Meeting of Stockholders of SCC Communications Corp. ("SCC") to be held on December 2, 1999 and the related proxy statement, and appoints George K. Heinrichs and Carol Nelson, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of SCC that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 1999 Annual Meeting of Stockholders of SCC to be held at the Denver International Courtyard Airport Hotel, 6901 Tower Road, Denver, Colorado on Thursday, December 2, 1999 at 8:30 a.m. Mountain Time and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

Your vote is important. Please mark, sign, and date your proxy card and return it in the postage-paid envelope provided with these materials.

                              Please detach here

          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.To elect the following directors to serve for one-year terms ending in the year 2000 or until successors are duly elected and qualified:


01 George K. Heinrichs   02 Stephen O. James  [ ] Vote FOR     [ ] Vote WITHHELD
                                                  all nominees     from all
03 David Kronfeld        04 Mary Beth Vitale                       nominees

05 Winston J. Wade       06 Darrell A. Williams


(Instructions: To withhold
authority to vote for any indicated
nominee, write the number(s) of the            [                 ]
nominee(s) in the box provided to
the right.)


2. To ratify the appointment of Arthur
   Andersen LLP as independent auditors [_]For [_]Against [_]Abstain of the Company for the fiscal year ending December 31, 1999.

3. In accordance with the discretion of [_]For [_]Against [_]Abstain the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF the ratification of independent auditors. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the ratification of the independent auditors.

                                          Date _______________

                                        [                                     ]
                                        Signature(s) in Box
                                        Please sign exactly as your name(s)
                                        appear on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority. Corpora-
                                        tions should provide full name of
                                        corporation and title of authorized
                                        officer signing the Proxy.